                                                                    Exhibit 11
                                                                  --------------

                         REGENERON PHARMACEUTICALS, INC.
                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

                                                     Three months ended June 30,       Six months ended June 30,
                                                     ----------------------------    ----------------------------
                                                         1997            1996            1997             1996
                                                     ------------    ------------    ------------    ------------

Primary:

Net loss                                              ($4,269,667)    ($7,624,633)   ($10,198,516)   ($15,392,131)
                                                     ============    ============    ============    ============

Per share data
    Weighted average number of Class A and
       Common shares outstanding during the period     27,192,724      24,585,518      26,495,847      23,296,691
                                                     ============    ============    ============    ============

       Net loss per share                                  ($0.16)         ($0.31)         ($0.38)         ($0.66)
                                                     ============    ============    ============    ============

Fully diluted:

Net loss                                              ($4,269,667)    ($7,624,633)   ($10,198,516)   ($15,392,131)
                                                     ============    ============    ============    ============

Per share data
    Weighted average number of Class A and
       Common shares outstanding during
       the period                                      27,192,724      24,585,518      26,495,847      23,296,691

    Shares issuable upon exercise of options
       and warrants                                     2,539,942       3,607,408       2,360,094       3,336,165

    Shares assumed to be repurchased under
       the treasury stock method                       (1,454,176)     (1,776,186)     (1,272,702)     (1,507,453)
                                                     ------------    ------------    ------------    ------------

                                                       28,278,490      26,416,740      27,583,239      25,125,403
                                                     ============    ============    ============    ============

       Net loss per share                                  ($0.15)         ($0.29)         ($0.37)         ($0.61)
                                                     ============    ============    ============    ============